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                                                                    EXHIBIT 21.1


LIST OF SUBSIDIARIES OF XINHUA FINANCE MEDIA LIMITED (THE "REGISTRANT")

Wholly-owned subsidiaries
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1.   Xinhua Finance Media (Shanghai) Co., Ltd., incorporated in the People's
     Republic of China (the "PRC)
2.   Xinhua Finance Media (Beijing) Co., Ltd., incorporated in the PRC
3. Zhongxi Taihe Culture Consultation (Shanghai) Co., Ltd. , incorporated in the PRC
4. Upper Step Holdings Limited, incorporated in the British Virgin Islands (the "BVI")
5.   China Lead Profits Limited, incorporated in the BVI
6.   Jia Luo Consulting (Shanghai) Co., Ltd., incorporated in the PRC
7.   Accord Group Investments Ltd., incorporated in the BVI
8.   Great Triumph Investments Ltd., incorporated in the BVI
9.   New China Media (Shanghai) Co., Ltd., incorporated in the PRC
10.  Xinhua Finance Advertising Limited, incorporated in the BVI
11.  Upper Will Enterprises Limited, incorporated in the BVI
12.  Active Advertising Agency Limited, incorporated in Hong Kong
13.  Active Advertising (Guangzhou) Co., Ltd., incorporated in the PRC.
14.  EconWorld Media Limited, incorporated in Hong Kong
15.  Money Journal Publication Limited, incorporated in Hong Kong
16.  EconWorld Publishing Limited, incorporated in Hong Kong
17.  Financial World (Shanghai) Co., Ltd., incorporated in the PRC
18.  Money Journal Advertising Company Limited, incorporated in Hong Kong
19.  EconWorld (Shanghai) Co., Ltd., incorporated in the PRC


Affiliated entities consolidated in the Registrant's financial statements
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1.   Shanghai Yuan Zhi Advertising Co., Ltd., incorporated in the PRC
2.   Beijing  Century Advertising Co., Ltd., incorporated in the PRC
3.   Guangzhou Jingshi Culture Intermediary Co., Ltd., incorporated in the PRC
4.   Beijing Qiannuo Advertising Co., Ltd., incorporated in the PRC
5.   Beijing Taide Advertising Co., Ltd., incorporated in the PRC
6. Shangtuo Zhiyang International Advertising (Beijing) Co., Ltd., incorporated in the PRC
7. Beijing Longmei Television and Broadcast Advertising Co., Ltd., incorporated in the PRC
8.   Beijing Jinlong Runxin Advertising Co., Ltd., incorporated in the PRC
9.   Shanghai Yuanxin Advertising Intermediary Co., Ltd., incorporated in the
     PRC
10.  Shenzhen Active Trinity Advertising Co., Ltd., incorporated in the PRC
11.  Beijing Xintai Huade Advertising Co., Ltd., incorporated in the PRC
12.  Beijing Jingguan Xincheng Advertising Co., Ltd., incorporated in the PRC
13.  Beijing Century Media Culture Co., Ltd., incorporated in the PRC
14.  Shanghai Hyperlink Market Research Co., Ltd., incorporated in the PRC
15.  Guangzhou Hyperlink Market Research Co., Ltd., incorporated in the PRC
16.  Beijing Jingshi Jingguan Advertising Co., Ltd., incorporated in the PRC
17. Beijing Perspective Orient Movie and Television Intermediary Co., Ltd., incorporated in the PRC
18.  Beijing Perspective Orient Advertising Co., Ltd., incorporated in the PRC
19.  Beijing Workshop Communications Co., Ltd., incorporated in the PRC
20.  Beijing Golden Ways Animation Manufacturing Co., Ltd., incorporated in the
     PRC
21.  Shanghai Heyuan Movie and Culture Co., Ltd., incorporated in the PRC